Exhibit 10.1

AMENDMENT TO THE

XPONENTIAL FITNESS, INC.

OMNIBUS INCENTIVE PLAN

THIS AMENDMENT (this “Amendment”) to the Xponential Fitness, Inc., Omnibus Incentive Plan (the “Plan”) is dated as of May 14, 2026.

WHEREAS, Xponential Fitness, Inc. (the “Company”), maintains the Plan;

WHEREAS, pursuant to Section 14(a) of the Plan, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan at any time, subject to the limitations on amendment set forth therein;

WHEREAS, the Board has determined it to be in the best interests of the Company to amend the Plan as set forth below, and has determined that such amendments are permitted by Section 14(a) of the Plan; and

WHEREAS, capitalized terms used but not defined herein are defined in the Plan.

NOW, THEREFORE, the Plan will be amended as follows:

1.	Definitions. Clause (iv) of the definition of “Change in Control” in the Plan is hereby deleted in its entirety and replaced with the following:

(iv) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets in one or a series of related transactions;

2.	Section 12. Section 12(c) of the Plan is hereby deleted in its entirety and replaced with the following:

(c) Upon a Change in Control:

(i) if the outstanding Awards are not Assumed (as defined below) by the entity effecting the Change in Control (or a successor or parent corporation), then (A) each outstanding Award with time vesting conditions will vest in full, and to the extent applicable, will become fully exercisable, (B) each outstanding Award (or portion thereof) with performance vesting conditions that has a Performance Period in effect as of the Change in Control will vest based on actual performance for the then-current Performance Period through the Change in Control (as determined by the Committee), and to the extent applicable, will become fully exercisable (to the extent so vested based on actual performance), and to the extent that such performance vesting conditions are not satisfied based on actual performance, such Award (or portion thereof) will be forfeited, (C) each outstanding Award (or portion thereof) with performance vesting conditions that has a Performance Period that has not commenced as of the Change in Control will be forfeited, and (D) each outstanding Option and SAR Award, to the extent not exercised prior to the consummation of such Change in Control, will be canceled in exchange for a payment as of the consummation of such Change in Control, subject to the following: (x) such payment shall be made in cash, securities, rights, or other property, (y) the amount of such payment shall equal the Intrinsic Value of such Award; provided that if the Intrinsic Value of an Option or SAR Award is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SAR Awards for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor), and (z) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code;

(ii) if the Awards are Assumed by the entity effecting the Change in Control (or a successor or parent corporation), then (A) each outstanding Award subject solely to time-based vesting will continue to vest in accordance with the terms of the applicable Award Agreement, (B) each outstanding Award (or portion thereof) with performance vesting conditions that has a Performance Period in effect as of the Change in Control will be earned based on actual performance for the then-current Performance Period through the Change in Control (as determined by the Committee), and remain outstanding and subject to time-based vesting for the remainder of the applicable Performance Period, (C) each outstanding Award (or portion thereof) with performance vesting conditions that has a Performance Period that has not commenced as of the Change in Control will be forfeited, and (D) all restrictions, forfeiture conditions, and other limitations (other than performance conditions) applicable to any Award that is Assumed will continue to apply; and

(iii) an Award is considered “Assumed” if (A) such Award is converted into a replacement award, in a manner that complies with Sections 409A and 424 of the Code, in either case to the extent applicable to such Award, which replacement award provides terms that are at least as favorable as, and preserves the intended economic effect of, the original Award and (B) the security represented by or underlying the replacement award is of a class of equity securities that is publicly held and widely traded on an established stock exchange.

3.	Section 14. Section 14(b) of the Plan is hereby deleted in its entirety and replaced with “[Intentionally omitted]”.

4.	This Amendment will be effective as of the date first set forth above and will apply as of such date to all then-outstanding Awards as well as Awards granted after such date.

5.	Except as expressly amended by this Amendment, all terms and conditions of the Plan will remain in full force and effect.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Amendment to the Plan was duly adopted by the Board.

XPONENTIAL FITNESS, INC.

By:
Name:
Title: